Exhibit 10.4

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the “Guaranty”) made and entered into as of April 1, 2008, by and between HIGHWATER ETHANOL, LLC, a Minnesota limited liability company having its principal offices at 205 N. Main Street, Lamberton, Minnesota (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized, existing and authorized to accept and execute agreements of the character herein set out under and by virtue of the laws of the United States of America, and having its main office and place of business in St. Paul, Minnesota (the “Trustee”), together with any successor trustee, at the time serving as such under the Trust Indenture dated as of the date hereof, and as the same may be amended or supplemented from time to time, between the City of Lamberton and the Trustee (the “Indenture”);

WITNESSETH:

WHEREAS, City of Lamberton, a political subdivision of the State of Minnesota having its principal office at Lamberton, Minnesota (the “City”), intends to issue its Solid Waste Facilities Revenue Bonds, Series 2008A (Highwater Ethanol, LLC Project) in the aggregate principal amount of $15,180,000 (the “Bonds”); and

WHEREAS, the Bonds are to be issued under and pursuant to the Indenture; and

WHEREAS, the Bonds are being issued to finance the acquisition and installation of certain solid waste disposal facilities for the Company (the “Equipment”), as part of the Company’s ethanol plant as more fully described in the Indenture (the “Project”); and

WHEREAS, the Equipment is to be leased to the Company by the City pursuant to the terms of a Lease Agreement dated as of the date hereof and as the same may be amended and supplemented from time to time (the “Bond Lease”); and

WHEREAS, the Company is desirous that the City issue the Bonds and apply the proceeds as aforesaid and is willing to enter into this Guaranty Agreement in order to enhance the marketability of the Bonds and thereby achieve cost and other savings to itself and as an inducement to the purchase of the Bonds by all who shall at any time become holders of the Bonds;

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 1.1.            Organization, etc.  The Company represents and warrants that the Company is duly organized and in good standing under the laws of the State of Minnesota, has power to enter into this Guaranty, and by proper corporate action has authorized the execution and delivery of this Guaranty.

Section 1.2.            Absence of Conflicting Provision.  The Company represents and warrants that the execution and delivery of this Guaranty and the fulfillment of the terms and conditions hereof do not and will not conflict with or result in a breach of any of the terms or provisions of any agreement or instrument to which the Company is now a party, and do not and will not constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of the Company contrary to the terms of any instrument or agreement.

Section 1.3.            Direct Benefit.  The Company represents and warrants that the assumption by the Company of its obligations hereunder will result in a direct financial benefit to the Company.

ARTICLE II

COVENANTS AND AGREEMENTS OF COMPANY

Section 2.1.            Obligation.  The Company hereby unconditionally guarantees to pay promptly to the Trustee for the benefit of the Holders from time to time of the Bonds and of the interest coupons appertaining thereto (a) the full amount of each installment of principal of and premium, if any, on any Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, and (b) the full amount of any interest on any Bond when and as the same shall become due.  All payments by the Company shall be paid in lawful money of the United States of America.  Each and every default in payment of the principal of, premium, if any, or interest on any Bond shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

Section 2.2.            Term.  The obligations of the Company under this Guaranty shall arise absolutely and unconditionally when the Bonds shall have been issued, sold and delivered by the City and shall remain in full force and effect until the entire principal of, premium (if any) and interest on the Bonds shall have been paid or provided for in accordance with the Indenture.

Section 2.3.            Obligations Unconditional.  The obligations of the Company under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire principal of, premium, if any, and interest on the Bonds shall have been paid or provided for, and such payment shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following:

(a)           the compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the City under the Indenture except by reason of payment in full of the Bonds;

(b)           the failure to give notice to the Company of the occurrence of any default or Event of Default under the terms and provisions of this Guaranty, the Bond Lease or the Indenture;

(c)           the assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of the City in the Equipment or any failure of rights or title with respect to the City’s interest in the Equipment or the site thereof;

(d)           the waiver of the payment, performance or observance by the City or the Company of any of the obligations, covenants or agreements of either of them contained in the Indenture, the Bond Lease or this Guaranty;

(e)           the extension of the time for payment of principal of, premium, if any, or interest on any Bond under this Guaranty or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture, the Bond Lease or this Guaranty;

(f)            the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture, the Bond Lease or in the Bonds except as expressly permitted by and in accordance with the provisions of the Indenture;

(g)           the taking or omission of any of the actions referred to in the Indenture or the Bond Lease or this Guaranty;

(h)           any failure, omission, delay or lack on the part of the City or Trustee to enforce, assert or exercise any right, power or remedy conferred on the City or Trustee in this Guaranty, the Bond Lease or the Indenture, or any other act or acts on the part of the City, Trustee or any of the holders from time to time of the Bonds or of the interest coupons appertaining thereto;

(i)            the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceeding affecting the Company or the City, or a substantial part of the assets of any of them, or any allegation or contest of the validity of this Guaranty or the Bond Lease in any such proceeding;

(j)            the release or discharge (including discharge in bankruptcy) of the Company from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or the Bond Lease by operation of law or otherwise;

(k)           the foreclosure of the Bond Lease, the termination of the Bond Lease, or the pursuit of any other remedy under the Bond Mortgage, the Indenture or the Bond Lease; or

(l)            the default or failure of the Company fully to perform any of its obligations set forth in this Guaranty or the Bond Lease.

Section 2.4.            Set-Offs, Counterclaims.  Except for payments made by Company and received by City, no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Company has or may have against the City or Trustee or the holder of any Bond shall be available hereunder to the Company, provided that the Company shall not be deemed by the provisions of this Section to have waived any right to proceed independently against the City or the Trustee.

Section 2.5.            Waiver of Acceptance.  The Company hereby expressly waives notice from the Trustee or the holders from time to time of any of the Bonds or of the interest coupons appertaining thereto of their acceptance of and reliance on this Guaranty.

Section 2.6.            Attorneys’ Fees and Expenses.  The Company agrees to pay all the costs, expenses and fees including all reasonable attorney’s fees, which may be incurred by the Trustee or any Bondholder in enforcing or attempting to enforce this Guaranty following any default on the part of the Company hereunder, whether the same shall be enforced by suit or otherwise.

Section 2.7.            Maintenance of Existence.  The Company will maintain its existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another entity or permit any other entity to consolidate with or merge into it without the consent of the Trustee, which consent will not unreasonably be withheld or conditioned, unless the surviving, resulting or transferee corporation either (i) is the Company or (ii) if other than the Company, assumes in writing all of the obligations of the Company under the Bond Lease and this Guaranty and has a net worth at least equal to that of the Company as of the date of such consolidation, merger or transfer.  Every surviving, resulting or transferee corporation shall be bound by all of the covenants and agreements of the Company herein with respect to any further consolidation, merger, sale or transfer.

ARTICLE III

RIGHTS AND RESPONSIBILITIES OF TRUSTEE

Section 3.1.            Duties of Trustee.  Except during the continuance of a default under Section 2.1 hereof, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Guaranty, and no implied covenants or obligations shall be read into this Guaranty against the Trustee.  In case a default under Section 2.1 has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Guaranty and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.  No provision of this Guaranty shall be construed to relieve the Trustee from liability for its own negligent act, its own negligent failure to act or its own willful misconduct.

Section 3.2.            Default.  Upon the happening of a default in the payment of principal of or premium, if any, on any Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, or in the payment of any interest on any Bond when and as the same shall become due, and after the expiration of any applicable cure period, the Trustee shall have the right to proceed first and directly against the Company under this Guaranty without proceeding against City under the Indenture, or the Company under the Bond Lease, or any other person, firm or corporation, or exhausting any other remedies which it may have and without resorting to any other security held by the City or the Trustee.

Section 3.3.            Filing Claims.  In the event a right of action and claim has arisen under this Guaranty, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the

Company or the property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of principal, premium (if any) and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, and counsel) and of the Bondholders allowed in such judicial proceeding, and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Bondholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Bondholders to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 3.4.            Authority of Trustee.  All rights of action and claims under this Guaranty or the Bonds or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Bonds and coupons in respect of which such judgment has been recovered.

Section 3.5.            Immunities of Trustee.  The rights and immunities granted the Trustee in Article VIII of the Indenture shall apply equally to the activities of the Trustee hereunder.

ARTICLE IV

RIGHTS OF BONDHOLDERS

Section 4.1.            Directions to Trustee.  In the event a cause of action arises under this Guaranty, the holders of at least fifty-one per centum (51%) in principal amount of the outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available hereunder to the Trustee, provided that

(1)           such direction shall not be in conflict with any law or this Guaranty,

(2)           the Trustee shall not determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction, and

(3)           the Trustee may take any other action deemed proper which is not inconsistent with such direction.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Guaranty at the request or direction of any of the Bondholders pursuant to this Guaranty, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 4.2.            Right of Payment.  Notwithstanding any limitations on the ability of Bondholders to direct the actions of the Trustee hereunder, and notwithstanding any other provisions of this Guaranty, the holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium (if any) and interest on such Bond on the respective maturity date expressed in such Bond and such right shall not be impaired without the consent of such Holder.

ARTICLE V

MISCELLANEOUS

Section 5.1.            Remedies Not Exclusive.  No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty, the Bond Lease or the Indenture or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Trustee to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be herein or in the Indenture expressly required, provided that demand for payment hereunder has been made by the Trustee.

Section 5.2.            Waivers and Amendments.  In the event any provision contained in the Guaranty should be breached by the Company and thereafter duly waived by Trustee, such waiver shall not be deemed to waive any other breach hereunder.  No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Trustee.  The Trustee shall not consent to any amendment or modification of this Guaranty without the written approval of a majority in aggregate principal amount of the Bonds outstanding under the Indenture.  Nothing contained herein shall permit, or be construed as permitting any amendment, change or modification of this Guaranty which would (a) reduce the amount payable by the Company hereunder, (b) change the time for payment of the amounts payable by the Company hereunder, or (c) change the unconditional nature of the Guaranty herein contained.

Section 5.3.            Entire Agreement.  This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 5.4.            Separability.  The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Guaranty shall not affect the validity or enforceability of the remaining portion of this Guaranty, or any part thereof.

Section 5.5.            Definitions.  Any words or phrases capitalized herein but not defined herein shall have the meanings given in the Indenture.

Section 5.7.            Counterparts.  This Guaranty may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Guaranty to be executed in its name and behalf and its corporate seal affixed hereto and attested by its duly authorized officers as of the date first above written.

HIGHWATER ETHANOL, LLC

By	/s/ Brian Kletscher
Its President

Accepted this 25th day of April 2008 by
U.S. BANK NATIONAL ASSOCIATION,
as Trustee.

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Christine Robinette
Its Vice President

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